EXHIBIT 99

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
07/19/2012	Investors: Kathy Martin, 630-623-7833
Media: Heidi Barker, 630-623-3791

McDONALD’S ANNOUNCES QUARTERLY CASH DIVIDEND

OAK BROOK, IL – Today, McDonald’s Board of Directors declared a quarterly cash dividend of $0.70 per share of common stock, payable on September 18, 2012, to shareholders of record at the close of business on September 4, 2012.

Upcoming Communications

McDonald’s plans to release second quarter results before the market opens on July 23, 2012 and will host an investor conference call live over the Internet at 10:00 a.m. Central Time. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast and podcast available for a limited time.

McDonald’s is the world’s leading global foodservice retailer with more than 33,500 locations serving nearly 68 million customers in 119 countries each day. More than 80% of McDonald’s restaurants worldwide are owned and operated by independent local men and women.

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